EXHIBIT 99.1

Endwave Provides Updated Q2 2010 Outlook

SAN JOSE, Calif., July 7, 2010 (GLOBE NEWSWIRE) -- Endwave Corporation (Nasdaq:ENWV), a leading provider of high-frequency RF solutions for mobile communications networks, today provided an update on selected financial results for its second quarter of 2010. Management currently anticipates reporting second quarter revenues of approximately $3.7 million compared with its forecast of $5 million to $5.5 million provided on its conference call on April 27th. The shortfall in revenues is due to reduced demand of the company's key customer's legacy product line. This decline is expected to result in a write-down of associated inventory of approximately $1.4 million in the second quarter. Cash and cash investments at the end of the second quarter are anticipated to be approximately $27 million.

"Demand for our new module designs supporting next generation, high capacity, IP-based radios has continued to improve, and we see positive signs from our new microwave and millimeter wave integrated circuits (MMIC) product line. However, the fall-off in demand for a key legacy product was more abrupt than anticipated, and will continue to impact our revenues over the next few quarters," said John Mikulsky, Endwave's President and Chief Executive Officer.

The foregoing anticipated results are preliminary based on information currently available to management and subject to completion of the financial statements for the company's second quarter.

Conference Call on July 27th

Endwave Corporation will hold a conference call to discuss its financial results on Tuesday, July 27th at 1:30 p.m. Pacific Time. Investors are invited to participate in the conference call by dialing (480) 629-9770 (Conference ID: 4320727). Starting approximately one hour after the completion of the live call, a replay will also be available until August 3. To access the recording, dial (303) 590-3030 (Access Code: 4320727). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's website at www.endwave.com. The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets RF solutions that enable the transmission, reception and processing of high-frequency signals in mobile communications networks. Endwave has 41 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

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          Mary McGowan
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          mary@summitirgroup.com